Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Amendment No. 2 to Form S-4 of our report dated March 20, 2026, with respect to the financial statements of Cartesian Growth Corporation III included in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

Houston, Texas

April 29, 2026